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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement on Form S-1 of Educational Medical, Inc. for the registration of 2,500,000 shares of its common stock, of our report dated December 30, 1996 on the divisional financial statements of Hagerstown Business College (a division of O/E Learning, Inc.) for the years ended October 31, 1996 and 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                         /s/ Plante & Moran, LLP

Southfield, Michigan
April 14, 1998